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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the use in this Post-Effective Amendment No. 4 of Registration Statement No. 333-116426 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company on Form N-4 of our report dated March 4, 2005 on the financial statements of the sub-accounts of the Variable Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 10, 2006



CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Post-Effective Amendment No. 4 of Registration Statement No. 333-116426 of CUNA Mutual Life Variable Annuity Account (the "Variable Account") of CUNA Mutual Life Insurance Company (the "Company") on Form N-4 of our report dated April 20, 2005 on the consolidated financial statements of the Company, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Variable Account), which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Statement of Additional Information.


/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 10, 2006




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CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 8, 2004 relating to the financial statements of CUNA Mutual Life Insurance Company and its Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
January 10, 2006